Exhibit 4.1

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                                       THE

                          2005 STOCK COMPENSATION PLAN

                                       OF

                                SOYO GROUP, INC.

                             (a Nevada corporation)





















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                                TABLE OF CONTENTS

                                      * * *

                                       THE
                          2005 STOCK COMPENSATION PLAN
                                       OF
                                SOYO GROUP, INC.


SECTION     SUBJECT  PAGE

    1.      Purpose of Plan  ............................................      1

    2.      Stock Subject to the Plan....................................      2

    3.      Administration of the Plan...................................      2
            (a)      General ............................................      2
            (b)      Changes in Law Applicable...........................      5

    4.      Types of Awards Under the Plan...............................      5

    5.      Persons to Whom Options Shall Be Granted.....................      5
            (a)      Nonqualified Options................................      5
            (b)      Incentive Options...................................      5

    6.      Factors to Be Considered in Granting Options.................      5

    7.      Time of Granting Options.....................................      6

    8.      Terms and Conditions of Options..............................      6
            (a)  Number of Shares........................................      6
            (b)  Type of Option..........................................      6
            (c)  Option Period...........................................      6
                 (1)  General............................................      6
                 (2)  Termination of Employment..........................      7
                 (3)  Cessation of Service as Director
                      or Advisor.........................................      7
                 (4)  Disability.........................................      7
                 (5)  Death..............................................      8
                 (6)  Acceleration and Exercise Upon
                      Change of Control..................................      8


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            (d)  Option Prices...........................................     10
                 (1)  Nonqualified Options...............................     10
                 (2)  Incentive Options..................................     11
                 (3)  Determination of Fair Market
                      Value..............................................     11
            (e)  Exercise of Options.....................................     12
            (f)  Nontransferability of Options...........................     12
            (g)  Limitations on 10% Shareholders.........................     13
            (h)  Compliance with Securities Laws.........................     13
            (i)  Additional Provisions...................................     15

    9.      Medium and Time of Payment...................................     15

    10.     Rights as a Shareholder......................................     16

    11.     Optionee's Agreement to Serve................................     16

    12.     Adjustments on Changes in Capitalization.....................     17
            (a)  Changes in Capitalization...............................     17
            (b)  Reorganization, Dissolution or
                 Liquidation.............................................     18
            (c)  Change in Par Value.....................................     18
            (d)  Notice of Adjustments...................................     18
            (e)  Effect Upon Holder of Option............................     19
            (f)  Right of Company to Make Adjustments....................     20

    13.     Investment Purpose...........................................     21

    14.     No Obligation to Exercise Option.............................     21

    15.     Modification, Extension, and Renewal
            of Options   ................................................     21

    16.     Effective Date of the Plan...................................     21

    17.     Termination of the Plan......................................     22

    18.     Amendment of the Plan........................................     22

    19.     Withholding    ..............................................     23

    20.     Indemnification of Committee.................................     23





                                     (iii)
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    21.     Application of Funds.........................................     24

    22.     Governing Law    ............................................     24
























                                      (iv)
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                                       THE
                          2005 STOCK COMPENSATION PLAN
                                       OF
                                SOYO GROUP, INC.

PAGE>


         1. Purpose of Plan. This 2005 Stock Compensation Plan ("Plan") is intended to encourage ownership of the common stock of SOYO GROUP, INC., a Nevada corporation, ("Company"), by certain officers, directors, employees and advisors of the Company or any Subsidiary or Subsidiaries of the Company (as hereinafter defined) in order to provide additional incentive for such persons to promote the success and the business of the Company or its Subsidiaries and to encourage them to remain in the employ of the Company or its Subsidiaries by providing such persons an opportunity to benefit from any appreciation of the common stock of the Company through the issuance of stock options to such persons in accordance with the terms of the Plan. It is further intended that options granted pursuant to this Plan shall constitute either incentive stock options ("Incentive Options") within the meaning of Section 422 (formerly
Section 422A) of the Internal Revenue Code of 1986, as amended ("Code"), or options which do not constitute Incentive Options ("Nonqualified Options") as determined by the Committee (as hereinafter defined) at the time of issuance of such options. Incentive Options and Nonqualified Options are herein sometimes referred to collectively as "Options." As used herein, the term Subsidiary or Subsidiaries shall mean any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.



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         2. Stock  Subject to the Plan.  Subject to  adjustment  as  provided in
Section 12 hereof, there will be reserved for the use upon the exercise of Options to be granted from time to time under the Plan, an aggregate of five million (5,000,000) shares of the common stock, par value $0.001, of the Company ("Common Stock"), which shares in whole or in part shall be authorized, but unissued, shares of the Common Stock or issued shares of Common Stock which shall have been reacquired by the Company as determined from time to time by the Board of Directors of the Company ("Board of Directors"). To determine the number of shares of Common Stock available at any time for the granting of Options under the Plan, there shall be deducted from the total number of reserved shares of Common Stock, the net number of shares of Common Stock in respect of which Options have been granted pursuant to the Plan which remain outstanding or which have been exercised. If and to the extent that any Option to purchase reserved shares shall not be exercised by the optionee for any reason or if such Option to purchase shall terminate as provided herein, such shares which have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 12 hereof).

         3. Administration of the Plan.

         (a) General. The Plan shall be administered by the full Board of Directors or by a Compensation Committee ("Committee") appointed by the Board of Directors, which Committee shall consist solely of not less than two (2)






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non-employee  Directors.  All references in this Plan to the Committee  shall be deemed to refer instead to the full Board of Directors at any time there is not a committee qualified to act hereunder. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. If the Board of Directors does not designate a Chairman of the Committee, the Committee shall select one of its members as its Chairman. The Committee shall hold its meetings at such times and places at it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee shall be taken by a majority vote of its members at a meeting at which a quorum is present. Notwithstanding the preceding, any action of the Committee may be taken without a meeting by a written consent signed by all of the members, and any action so taken shall be deemed fully as effective as if it had been taken by a vote of the members present in person at the meeting duly called and held. The Committee may appoint a Secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business at it shall deem advisable.

         The Committee shall have the sole authority and power, subject to the express provisions and limitations of the Plan, to construe the Plan and option agreements granted hereunder, and to adopt, prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all determinations necessary or advisable for administering the Plan, including, but not limited to, (i) who shall be granted Options under the Plan, (ii) the term of each Option, (iii) the number of shares covered by such Option, (iv) whether the Option shall constitute an Incentive Option or a Nonqualified Option, (v) the exercise price for the purchase of the shares of the Common Stock covered by the Option, (vi) the period during which the Option may be exercised, (vii) whether the right to



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purchase  the number of shares  covered by the Option  shall be fully  vested on issuance of the Option so that such shares may be purchased in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may only be purchased in installments, and (viii)
the  time  or  times  at  which  Options  shall  be  granted.   The  Committee's
determinations under the Plan, including the above enumerated determinations, need not be uniform and may be made by it selectively among the persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

         The interpretation by the Committee of any provision of the Plan or of any option agreement entered into hereunder with respect to any Incentive Option shall be in accordance with Section 422 of the Code and the regulations issued thereunder, as such section or regulations may be amended from time to time, in order that the rights granted hereunder and under said option agreements shall constitute "Incentive Stock Options" within the meaning of such section. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted hereunder shall be final and conclusive, unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. Upon issuing an Option under the Plan, the Committee shall report to the Board of Directors the name of the person granted the Option, whether the Option is an Incentive Option or a Nonqualified Option, the number of shares of Common Stock covered by the Option, and the terms and conditions of such Option.



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

         (b) Changes in Law Applicable. If the laws relating to Incentive Options or Nonqualified Options are changed, altered or amended during the term of the Plan, the Board of Directors shall have full authority and power to alter or amend the Plan with respect to Incentive Options or Nonqualified Options, respectively, to conform to such changes in the law, unless the changes require shareholder approval.

         4. Type of Awards Under the Plan. Awards under the Plan shall be in the form of Options.

         5. Persons to Whom Options Shall Be Granted.


         (a) Nonqualified Options. Nonqualified Options shall be granted only to officers, directors, employees and advisors of the Company or a Subsidiary who, in the judgment of the Committee, are responsible for or contribute to the management or success of the Company or a Subsidiary and who, at the time of the granting of the Nonqualified Options, are either officers, directors, employees or advisors of the Company or a Subsidiary.


         (b) Incentive Options. Incentive Options shall be granted only to employees of the Company or a Subsidiary who, in the judgment of the Committee, are responsible for or contribute to the management or success of the Company or a Subsidiary and who, at the time of the granting of the Incentive Option, are an employee of either the Company or a Subsidiary pursuant to an effective employment arrangement.

         6. Factors to Be Considered in Granting Options. In making any determination as to persons to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties and responsibilities of the respective officers, directors, employees, or advisors, their current and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.





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         7. Time of Granting Options.  Neither anything contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the Shareholders of the Company or a Subsidiary nor any action taken by the Committee shall constitute the granting of any Option. The granting of an Option shall be effected only when a written Option Agreement acceptable in form and substance to the Committee, subject to the terms and conditions hereof including those set forth in Section 8 hereof, shall have been duly executed by or on behalf of the Company. No person shall have any rights under the Plan until such time, if any, as a written Option Agreement shall have been duly executed as set forth in this Section 7.

         8. Terms and Conditions of Options. All Options granted pursuant to this Plan must be granted within ten (10) years from the date the Plan is adopted by the Board of Directors of the Company. Each Option Agreement governing an Option granted hereunder shall be subject to at least the following terms and conditions, and shall contain such other terms and conditions, not inconsistent therewith, that the Committee shall deem appropriate:

         (a) Number of Shares. Each Option shall state the number of shares of Common Stock which it represents.

         (b) Type of Option. Each Option shall state whether it is intended to be an Incentive Option or a Nonqualified Option.

         (c) Option Period.

         (1) General. Each Option shall state the date upon which it is granted. Each Option shall be exercisable in whole or in part during such period as is provided under the terms of the Option subject to any vesting period set forth




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in the Option, but in no event shall an Option be exercisable either in whole or in part after the expiration of ten (10) years from the date of grant.


         (2) Termination of Employment. Except as otherwise provided in case of Disability (as hereinafter defined), death or Change of Control (as hereinafter defined), no Option shall be exercisable after an optionee who is an employee of the Company or a Subsidiary ceases to be employed by the Company or a Subsidiary as an employee; provided, however, that the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period following the date of termination of such optionee's employment; provided further, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.


         (3) Cessation of Service as Director or Advisor. Except as otherwise provided in case of Disability, death or Change of Control, no Option shall be exercisable after an optionee who was a director or advisor of the Company or a Subsidiary ceases to be a director or advisor of the Company or a Subsidiary; provided, however, that the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period following the date such optionee ceases to be a director or advisor of the Company or a Subsidiary; provided further, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

         (4) Disability. If an optionee's employment is terminated by reason of the permanent and total Disability of such optionee or if an optionee who is a director or advisor of the Company or a Subsidiary ceases to serve as a director or advisor by reason of the permanent and total Disability of such optionee, the



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

Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period following the date of termination of the optionee's employment or the date such optionee ceases to be a director or advisor of the Company or a Subsidiary, as the case may be, subject to the condition that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted. For purposes of this Plan, the term "Disability" shall mean the inability of the optionee to fulfill such optionee's obligations to the Company or a Subsidiary by reason of any physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a physician acceptable to the Committee in its sole discretion.

         (5) Death. If an optionee dies while in the employ of the Company or a Subsidiary, or while serving as a director or advisor of the Company or a Subsidiary, and shall not have fully exercised Options granted pursuant to the Plan, such Options may be exercised in whole or in part at any time within one
(1) year after the optionee's death, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the Options directly from the optionee by bequest or inheritance, but only to the extent that the optionee was entitled to exercise such Option at the date of such optionee's death, subject to the condition that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.


         (6) Acceleration and Exercise Upon Change of Control. Notwithstanding the preceding provisions of this Section 8(c), if any Option granted under the Plan provides for either (a) an incremental vesting period whereby such Option may only be exercised in installments as such incremental vesting period is



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

satisfied or (b) a delayed vesting period whereby such Option may only be exercised after the lapse of a specified period of time, such as after the expiration of one (1) year, such vesting period shall be accelerated upon the occurrence of a Change of Control (as hereinafter defined) of the Company, or a threatened Change of Control of the Company as determined by the Committee, so that such Option shall thereupon become exercisable immediately in part or its entirety by the holder thereof, as such holder shall elect. For the purposes of this Plan, a "Change of Control" shall be deemed to have occurred if:



         (i) Any "person",  including a "group" as determined in accordance with
Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act") and the Rules and Regulations promulgated thereunder, is or becomes, through one or a series of related transactions or through one or more intermediaries, the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, other than a person who is such a beneficial owner on the effective date of the Plan and any affiliate of such person;

         (ii) As a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions ("Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;


         (iii) Following the effective date of the Plan, the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 40% of the outstanding voting securities of the



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surviving or resulting  corporation  shall then be owned in the aggregate by the former stockholders of the Company, other than (x) any party to such merger or consolidation, or (y) any affiliates of any such party;


         (iv) A tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

         (v) The Company transfers more than 50% of its assets, or the last of a series of transfers results in the transfer of more than 50% of the assets of the Company, to another corporation that is not a wholly-owned corporation of the Company. For purposes of this subsection 8(c)(6)(v), the determination of what constitutes more than 50% of the assets of the Company shall be determined based on the sum of the values attributed to (i) the Company's real property as determined by an independent appraisal thereof, and (ii) the net book value of all other assets of the Company, each taken as of the date of the Transaction involved.

         In addition, upon a Change of Control, any Options previously granted under the Plan to the extent not already exercised may be exercised in whole or in part either immediately or at any time during the term of the Option as such holder shall elect.

         (d) Option Prices.


         (1) Nonqualified Options. The purchase price or prices of the shares of the Common Stock which shall be offered to any person under the Plan and covered by a Nonqualified Option shall be the price determined by the Committee at the time of granting of the Nonqualified Option, which price shall be one hundred percent (100%) of the fair market value of the Common Stock at the time of granting the Nonqualified Option or such other purchase price as may be determined by the Committee at the time of granting the Nonqualified Option.




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

         (2) Incentive Options. The purchase price or prices of the shares of the Common Stock which shall be offered to any person under the Plan and covered by an Incentive Option shall be one hundred percent (100%) of the fair market value of the Common Stock at the time of granting the Incentive Option or such higher purchase price as may be determined by the Committee at the time of granting the Incentive Option.

         (3) Determination of Fair Market Value. During such time as the Common Stock of the Company is not listed upon an established stock exchange, the fair market value per share shall be deemed to be the closing bid price of the Common Stock on The Nasdaq Stock Market ("Nasdaq") on the day the Option is granted, as reported by Nasdaq, if the Common Stock is so quoted, and if not so quoted, the average of the "bid" and "ask" prices of the Common Stock on the Electronic Bulletin Board on the day the Option is granted, as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the closing price of the Common Stock on such stock exchange or exchanges on the day the Option is granted or, if no sale of the Common Stock of the Company shall have been made on an established stock exchange on such day, on the next preceding day on which there was a sale of such stock. If there is no market price for the Common Stock, then the Board of Directors and the Committee may, after taking all relevant facts into consideration, determine the fair market value of the Common Stock.






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         (e) Exercise of Options. To the extent that a holder of an Option has a current right to exercise, the Option may be exercised from time to time by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Option, the number of whole shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option, and shall contain any investment representation required by Section 8(i) hereof. Such notice shall be accompanied by payment of the full purchase price of such shares and by the Option Agreement evidencing the Option. In addition, if the Option shall be exercised pursuant to Section 8(c)(4) or Section 8(c)(5) hereof by any person or persons other than the optionee, such notice shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Option. The Company shall deliver a certificate or certificates representing such shares as soon as practicable after the aforesaid notice and payment of such shares shall be received. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option. In the event the Option shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the Option Agreement the number of shares which has been exercised thereunder and the number of shares that remains exercisable under the Option and return such Option Agreement to the holder thereof.


         (f) Nontransferability of Options. An Option granted pursuant to the Plan shall be exercisable only by the optionee or the optionee's court appointed guardian as set forth in Section 8(c)(4) hereof during the optionee's lifetime and shall not be assignable or transferable by the optionee otherwise than by Will, the laws of descent and distribution, or as permitted by the rules and regulations of the Securities and Exchange Commission. An Option granted



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pursuant to the Plan shall not be assigned,  pledged or  hypothecated in any way
(whether by operation of law or otherwise other than by Will, the laws of descent and distribution, or as permitted by the rules and regulations of the Securities and Exchange Commission) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Option or of any rights granted thereunder contrary to the foregoing provisions of this Section 8(f), or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

         (g) Limitations on 10% Shareholders. If required by law or regulation applicable to the Company, no Incentive Option may be granted under the Plan to any individual who, immediately before such Incentive Option was granted, would own more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company ("10% Shareholder") unless (i) such Incentive Option is granted at an option price not less than one hundred ten percent (110%) of the fair market value of the shares on the day the Incentive Option is granted and (ii) such Incentive Option expires on a date not later than five (5) years from the date the Incentive Option is granted.





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         (h)  Compliance  with  Securities  Laws.  The  Plan and the  grant  and exercise of the rights to purchase shares hereunder, and the Company's obligations to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, foreign and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required, and shall also be subject to all applicable rules and regulations of any stock exchange upon which the Common Stock of the Company may then be listed. At the time of exercise of any Option, the Company may require the optionee to execute any documents or take any action which may then be necessary to comply with the Securities Act of 1933, as amended ("Securities Act"), and the rules and regulations promulgated thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Company may, if it deems necessary, include provisions in the stock option agreements to assure such compliance. The Company may, from time to time, change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for and enforcement of letters of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure compliance with said laws. Such changes may be made with respect to any particular Option or stock issued upon exercise thereof. Without limiting the generality of the foregoing, if the Common Stock issuable upon exercise of an Option granted under the Plan is not registered under the Securities Act, the Company at the time of exercise may require that the registered owner execute and deliver an investment representation agreement to the Company in form acceptable to the Company and its counsel, and the Company may place a legend on the certificate evidencing such Common Stock restricting the transfer thereof, which legend shall be substantially as follows:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

         (i) Additional Provisions. The Option Agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, including, without limitation, restrictions upon the exercise of the Option. Any such Option Agreement with respect to an Incentive Option shall contain such limitations and restrictions upon the exercise of the Incentive Option as shall be necessary in order that the Option will be an "Incentive Stock Option" as defined in Section 422 of the Code.


         9. Medium and Time of Payment. The purchase price of the shares of the Common Stock as to which the Option shall be exercised shall be paid in full either (i) in cash at the time of exercise of the Option, (ii) by tendering to the Company shares of the Company's Common Stock having a fair market value (as of the date of receipt of such shares by the Company) equal to the purchase price for the number of shares of Common Stock purchased, or (iii) partly in cash and partly in shares of the Company's Common Stock valued at fair market value as of the date of receipt of such shares by the Company. Cash payment for the shares of the Common Stock purchased upon exercise of the Option shall be in the form of either a cashier's check, certified check or money order. Personal checks may be submitted, but will not be considered as payment for the shares of the Common Stock purchased and no certificate for such shares will be issued until the personal check clears in normal banking channels. If a personal check is not paid upon presentment by the Company, then the attempted exercise of the Option will be null and void. In the event the optionee tenders shares of the Company's Common Stock in full or partial payment for the shares being purchased pursuant to the Option, the shares of Common Stock so tendered shall be accompanied by fully executed stock powers endorsed in favor of the Company with the signature on such stock power being guaranteed. If an optionee tenders shares, such optionee assumes sole and full responsibility for the tax consequences, if any, to such optionee arising therefrom, including the possible application of Code Section 424(c), or its successor Code section, which negates any nonrecognition of income rule with respect to such transferred shares, if such transferred shares have not been held for the minimum statutory holding period to receive preferential tax treatment.

         10. Rights as a Shareholder. The holder of an Option shall have no rights as a shareholder with respect to the shares covered by the Option until the due exercise of the Option and the date of issuance of one or more stock certificates to such holder for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12 hereof.


         11. Optionee's Agreement to Serve. Each employee receiving an Option shall, as one of the terms of the Option Agreement, agree that such employee will remain in the employ of the Company or Subsidiary for a period of at least one (1) year from the date on which the Option shall be granted to such employee, and that such employee will, during such employment, devote such employee's time, energy, and skill to the service of the Company or a Subsidiary as may be required by the management thereof, subject to vacations, sick leaves, and military absences. Such employment, subject to the provisions of any written contract between the Company or a Subsidiary and such employee, shall be at the pleasure of the Board of Directors of the Company or a Subsidiary, and at such compensation as the Company or a Subsidiary shall reasonably determine. Any termination of such employee's employment during the period which the employee has agreed pursuant to the foregoing provisions of this Section 11 to remain in employment that is either for cause or voluntary on the part of the employee shall be deemed a violation by the employee of such employee's agreement. In the event of such violation, any Option or Options held by such employee, to the extent not theretofore exercised, shall forthwith terminate, unless otherwise determined by the Committee. Notwithstanding the preceding, neither the action of the Company in establishing the Plan nor any action taken by the Company, a Subsidiary or the Committee under the provisions hereof shall be construed as granting the optionee the right to be retained in the employ of the Company or a Subsidiary, or to limit or restrict the right of the Company or a Subsidiary, as applicable, to terminate the employment of any employee of the Company or a Subsidiary, with or without cause.

         12. Adjustments on Changes in Capitalization.


         (a) Changes in Capitalization. The number of shares of Common Stock covered by the Plan, the number of shares of Common Stock covered by each outstanding Option and the exercise price per share thereof specified in each such Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares effected without receipt of consideration by the Company after the date the Option is granted, so that upon exercise of the Option, the optionee shall receive the same number of shares the optionee would have received had the optionee been the holder of all shares subject to such optionee's outstanding Option immediately before the effective date of such change in the number of issued shares of the Common Stock of the Company.

         (b) Reorganization, Dissolution or Liquidation. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate as of a date to be fixed by the Committee (which date shall be as of or prior to the effective date of any such dissolution or liquidation or merger or consolidation); provided, that not less than thirty (30) days' written notice of the date so fixed as such termination date shall be given to each optionee, and each optionee shall, in such event, have the right, during the said period of thirty (30) days preceding such termination date, to exercise such optionee's Option in whole or in part in the manner herein set forth.

         (c) Change in Par Value. In the event of a change in the Common Stock of the Company as presently constituted, which change is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be the Common Stock within the meaning of the Plan.


         (d) Notice of Adjustments. To the extent that the adjustments set forth in the foregoing paragraphs of this Section 12 relate to stock or securities of the Company, such adjustments, if any, shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Incentive Option to fail to continue to qualify as an "Incentive Stock Option" within the meaning of Section 422 of the Code. The Company shall give timely notice of any adjustments made to each holder of an Option under this Plan and such adjustments shall be effective and binding on the optionee.

         (e) Effect Upon Holder of Option. Except as hereinbefore expressly provided in this Section 12, the holder of an Option shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class by reason of any dissolution, liquidation, merger, reorganization, or consolidation, or spin-off of assets or stock of another corporation. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. Without limiting the generality of the foregoing, no adjustment shall be made with respect to the number or price of shares subject to any Option granted hereunder upon the occurrence of any of the following events:

         (1) The grant or exercise of any other options which may be granted or exercised under any qualified or nonqualified stock option plan or under any other employee benefit plan of the Company, whether or not such options were outstanding on the date of grant of the Option or thereafter granted;

         (2) The sale of any shares of Common Stock in the Company's initial or any subsequent public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriter in connection with such offering;

         (3) The issuance, sale or exercise of any warrants to purchase shares of Common Stock, whether or not such warrants were outstanding on the date of grant of the Option or thereafter issued;

         (4) The issuance or sale of rights, promissory notes or other securities convertible into shares of Common Stock in accordance with the terms of such securities ("Convertible Securities"), whether or not such Convertible Securities were outstanding on the date of grant of the Option or were thereafter issued or sold;

         (5) The issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the purchase price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of grant of the Option or were thereafter issued or sold; or

         (6) Upon any amendment to or change in the terms of any rights or warrants to subscribe for or purchase, or options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock.


         (f) Right of Company to Make Adjustments. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         13. Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchase of the shares of stock thereunder shall be for investment purposes, and not with a view to resale or distribution; provided, however, that in the event the shares of stock subject to such Option are registered under the Securities Act or in the event a resale of such shares of stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency.

         14. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the optionee to exercise such Option.

         15. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee and the Board of Directors may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised). Notwithstanding the foregoing, the Company may not modify any outstanding Options so as to specify a lower price nor accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price. Further, no modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         16. Effective Date of the Plan. The Plan shall become effective on the date of execution hereof, which date is the date the Board of Directors approved and adopted the Plan ("Effective Date"); provided, however, if the Shareholders of the Company shall not have approved the Plan by the requisite vote of the Shareholders within twelve (12) months after the Effective Date, then the Plan shall terminate and all Options theretofore granted under the Plan shall terminate and be null and void.

         17. Termination of the Plan. This Plan shall terminate as of the expiration of ten (10) years from the Effective Date. Options may be granted under this Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of its termination shall remain in effect until the Option shall have been exercised or shall have expired.


         18. Amendment of the Plan. The Plan may be terminated at any time by the Board of Directors of the Company. The Board of Directors may at any time and from time to time without obtaining the approval of the Shareholders of the Company or a Subsidiary, modify or amend the Plan (including such form of Option Agreement as hereinabove mentioned) in such respects as it shall deem advisable in order that the Incentive Options granted under the Plan shall be "Incentive Stock Options" as defined in Section 422 of the Code or to conform to any change in the law, or in any other respect which shall not change: (a) the maximum number of shares for which Options may be granted under the Plan, except as provided in Section 12 hereof; or (b) the periods during which Options may be granted or exercised; or (c) the provisions relating to the determination of persons to whom Options shall be granted and the number of shares to be covered by such Options; or (d) the provisions relating to adjustments to be made upon changes in capitalization. The termination or any modification or amendment of the Plan shall not, without the consent of the person to whom any Option shall theretofore have been granted, affect that person's rights under an Option theretofore granted to such person. With the consent of the person to whom such Option was granted, an outstanding Option may be modified or amended by the Committee in such manner as it may deem appropriate and consistent with the requirements and purpose of this Plan applicable to the grant of a new Option on the date of modification or amendment.

         19. Withholding. Whenever an optionee shall recognize compensation income as a result of the exercise of any Option granted under the Plan, the optionee shall remit in cash to the Company or Subsidiary the minimum amount of federal income and employment tax withholding, if any, which the Company or Subsidiary is required to remit to the United States Internal Revenue Service in accordance with the then current provisions of the Code. The full amount of such withholding shall be paid by the optionee simultaneously with the award or exercise of an Option, as applicable.


         20. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceedings, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or wilful misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to pursue and defend the same.


         21. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted hereunder will be used for general corporate purposes.


         22. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the jurisdiction of incorporation of the Company.


         EXECUTED effective this 18th day of February, 2005. SOYO GROUP, INC.



                                                              By:
                                                                 Ming Chok, CEO


ATTEST: